UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report December 3, 2009

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 3, 2009, the Board of Directors of Verizon Communications Inc. (Verizon) amended and restated Verizon’s Bylaws effective on that date. The amendments revise the advance notice provisions of the Bylaws to ensure that such provisions are clear and unambiguous and that compliance with the notice procedures set forth in the Bylaws is the exclusive means for a shareholder to make nominations or submit other business at a meeting of shareholders (other than proposals governed by Rule 14a-8 under the Securities Exchange Act of 1934 (Rule 14a-8)). These amendments, among other things,

•

increase the information that must be provided to the Company by any shareholder giving advance notice of a director nomination or proposal for consideration at a shareholder meeting to include, with respect to the shareholder proponent, any beneficial owner, any nominee and their respective affiliates and associates, disclosure of derivative or hedging positions in Verizon securities, any agreements or arrangements with other persons related to the proposed nomination or business, any material interest of such persons in the matter, any agreements with others regarding the acquisition, holding or voting of Verizon securities and information about those with whom such persons are acting in concert;

•	require shareholder proponents to update this information as of the record date and after any subsequent change; and

•	change the 90 day advance notice deadline to a window period of 90-120 days prior to the anniversary date of the prior year’s annual meeting.

As a result of these amendments, a shareholder may nominate an individual for election as a director or bring other business before the 2010 annual meeting (other than proposals governed by Rule 14a-8) only by providing written notice to Verizon, in the required form, on or after January 7, 2010 and no later than February 6, 2010.

The amendments also revise the special meeting provisions of the Bylaws to provide that a special meeting of shareholders shall be called by the Board of Directors upon the written request of one record holder owning not less than ten percent (10%) or one or more record holders owning in the aggregate not less than twenty-five percent (25%) in each case of the total number of shares of stock of the Company entitled to vote on the matter. The amendments require any shareholder requesting a special meeting to provide the same information as required to give advance notice of a director nomination or other proposal and specify additional circumstances under which the Company is not required to hold such a meeting.

Other amendments to the Bylaws, among other things,

•	provide for the electronic delivery of notices as permitted by statute;

•	provide that the presiding director has the authority to call a special meeting of the directors;

•	specify the notice, quorum and other requirements for Board action during the occurrence of an emergency;

•	revise and update descriptions of officer duties and authority; and

•	make certain other clarifying and conforming changes.

This description is qualified in its entirety by reference to the text of the amended and restated Bylaws filed as an Exhibit to this Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3b	Bylaws of Verizon Communications Inc. as amended, effective as of December 3, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date: December 7, 2009	/s/ William L. Horton, Jr.
William L. Horton, Jr.
Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

3b	Bylaws of Verizon Communications Inc. as amended, effective as of December 3, 2009.